UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2018

SELLAS Life Sciences Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

315 Madison Avenue, 4th Floor

New York, NY 10017

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (917) 438-4353

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Warrant Exchange Agreements

On February 6, 2018, SELLAS Life Sciences Group, Inc., a Delaware corporation (the “Company”), and CVI Investments, Inc. (“CVI”) entered into a Warrant Exchange Agreement (the “CVI Agreement”). The Company had previously issued to CVI a warrant to purchase 99,333 shares (on a post-reverse split basis) (the “CVI Warrant”) of its common stock, par value $0.0001 per share (the “Common Stock”) pursuant to the registered offering described in the Company’s prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933 on February 9, 2017 (the “2017 Offering” and the warrants issued in such offering, the “2017 Warrants”). Pursuant to the CVI Agreement, in exchange for CVI’s agreement to surrender the CVI Warrant for cancellation, the Company agreed to issue to CVI a number of shares of Common Stock equal to the quotient resulting from dividing $232,440 by the closing sale price of the Common Stock on the first completed trading day following the first public announcement by the Company of the material terms and conditions of a Company financing transaction. The CVI Agreement also provides that if, during the 90 days following the date of the CVI Agreement, the Company enters into an agreement regarding the exchange of other warrants issued in the 2017 Offering with a share exchange ratio more favorable than the ratio of the number of shares of Common Stock issued in exchange for the CVI Warrant, then CVI will be entitled to receive such number of additional shares of Common Stock as would have been issued under the CVI Agreement is such more favorable exchange ratio had been applicable. Further, the CVI Agreement provides that during the 30-day period following the closing of the exchange, CVI will not sell in open market transactions more than 2% of the daily trading volume of Common Stock on any one trading day. If the closing of the exchange contemplated by the CVI Agreement does not occur by February 28, 2018, the agreement will terminate.

On February 7, 2018, the Company entered into a Warrant Exchange Agreement (the “Anson Agreement”) with Anson Investments Master Fund LP (“Anson Investments”). The Company previously issued to Anson Investments a warrant to purchase 30,000 shares (on a post-reverse split basis) of Common Stock (the “Anson Warrant”) in the 2017 Offering. Pursuant to the Anson Agreement, on February 8, 2018, the Company issued to Anson Investments 12,536 shares of Common Stock in exchange for the surrender and cancellation of the Anson Warrant.

On February 9, 2018, the Company entered into a Warrant Exchange Agreement (the “Sabby Agreement”) with Sabby Healthcare Master Fund Ltd. and Sabby Volatility Warrant Master Fund Ltd (collectively, “Sabby”). The Company had previously issued to Sabby warrants to purchase an aggregate of 83,333 shares (on a post-reverse split basis) of Common Stock (the “Sabby Warrants”) pursuant to the 2017 Offering. Pursuant to the Sabby Agreement, in exchange for the surrender and cancellation of the Sabby Warrants, the Company will issue to Sabby a number of shares of Common Stock determined by dividing $195,000 by the closing sale price of the Common Stock on the date of the closing date of the exchange. Such closing is expected to occur on or before February 13, 2018, and the Sabby Agreement will terminate if such closing does not occur by such date. The Sabby Agreement also provides that during the 30-trading day period following the closing of the exchange, Sabby will not sell in open market transactions more than 2% of the daily trading volume of Common Stock on any one trading day. Further, the Sabby Agreement provides that if the Company enters into an agreement with a holder of the 2017 Warrants that provides for the exchange of such warrants on terms more favorable than those contained in the Sabby Agreement, as determined in the reasonable discretion of Sabby, then the Company will provide written notice to Sabby and the Sabby Agreement will be deemed to have been modified in an economically and legally equivalent manner such that Sabby would receive such more favorable terms, unless Sabby elects not to accept such terms. For purposes of determining whether terms are more favorable than the terms contained in the Sabby Agreement, an exchange ratio that is based upon 100% of the then market price of the Common Stock, even if less than the price applicable to the exchange of the Sabby Warrants, is not more favorable than the terms of the Sabby Agreement.

Also on February 9, 2018, the Company entered into a Warrant Exchange Agreement (the “Hudson Bay Agreement”) with Hudson Bay Master Fund Ltd (“Hudson Bay”). The Company had previously issued to Hudson Bay a warrant to purchase an aggregate of 146,666 shares (on a post-reverse split basis) of Common Stock (the “Hudson Bay Warrant”) pursuant to the 2017 Offering. Pursuant to the Hudson Bay Agreement, in exchange for the surrender and cancellation of the Hudson Bay Warrant, the Company issued to Hudson Bay a convertible promissory note in the principal amount of $343,200 (the “Hudson Bay Note”). The Hudson Bay Agreement also provides that provides that if the Company enters into an agreement with a holder of the 2017 Warrants that provides for the exchange of such warrants on terms more favorable than those contained in the Hudson Bay Agreement, including without limitation, with respect to ratio of any cash paid, or principal amount of notes or value of Common Stock paid in exchange for such warrants, then the Company is to provide notice to Hudson Bay within one trading day of such agreement and the terms of the Hudson Bay Agreement will be deemed to have been modified in an economically and legally equivalent manner such that Hudson Bay would receive the benefit of such more favorable terms, unless Hudson Bay elects not to accept such terms by a notice delivered to the Company within 10 trading days.

The Hudson Bay Note accrues interest on the outstanding principal amount at a rate of 5% per annum and the entire principal and accrued interest is due and payable on August 9, 2018. The interest rate increases to 18% per annum during a period in which there is an “event of default” under the Hudson Bay Note. The holder has the right, from time to time after April 30, 2018, to convert the outstanding principal and accrued interest into shares of Common Stock at a conversion price equal to $7.00 per share (subject to adjustments for stock splits, combinations and the like) (the “Conversion Price”), provided that Hudson Bay may not affect any such conversions to the extent it would beneficially own in excess of 9.99% of the Company’s outstanding Common Stock. At and any time after an event of default has occurred (whether or not the Company has cured such default), Hudson Bay may elect to convert the outstanding principal and accrued interest into shares of Common Stock at an alternate conversion price equal to the lower of (i) the Conversion Price then in effect at the time of such conversion, or (ii) 70% of the lowest volume-weighted average price of the Common Stock on a trading day during the 10-trading period prior to such conversion. For purposes of the Hudson Bay Note, an “event of default” is deemed to have occurred upon (A) the suspension of trading of the Common Stock on the Nasdaq Capital Market for a period of five consecutive trading days, (B) the Company’s failure to timely deliver shares of Common Stock upon a conversion within five trading days of the applicable conversion date or upon the Company’s notice that it does not intend to comply a request by Hudson Bay to convert, (C) the Company’s or any of its subsidiaries’ failure to timely pay any amount due under the Hudson Bay Note or the Hudson Bay Agreement, (D) the Company’s bankruptcy, insolvency, liquidation, or similar proceeding, or (E) a breach by the Company of any representation, warranty or covenant contained in the Hudson Bay Note or the Hudson Bay Agreement that remains uncured for a period of three consecutive trading days.

The Company’s entry into each of the CVI Agreement, Anson Agreement, Sabby Agreement and Hudson Bay Agreement was the result of separate private negotiations between the Company and each of CVI, Anson Investments, Sabby and Hudson Bay, respectively.

The foregoing descriptions of the CVI Agreement, Anson Agreement, Sabby Agreement, Hudson Bay Agreement and Hudson Bay Note do not purport to be complete descriptions of all terms and conditions contained therein and are qualified in their entirety by reference to the full text of such documents. The Company will file complete copies of the CVI Agreement, Anson Agreement, Sabby Agreement, Hudson Bay Agreement and Hudson Bay Note with its Annual Report on Form 10-K for the year ended December 31, 2017, or by amendment to this Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth above under Item 1.01 relating to the issuance and description of the Hudson Bay Note are incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures set forth above under Item 1.01 are incorporated by reference. The issuance by the Company of the shares of Common Stock in exchange for the surrender and cancellation of the CVI Warrant, Anson Warrant, and Sabby Warrants, and the issuance of the Hudson Bay Note in exchange for the Hudson Bay Warrant, was or will be made in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELLAS Life Sciences Group, Inc.

Dated: February 12, 2018

By:	/s/ Angelos M. Stergiou, M.D., Sc.D.
Angelos M. Stergiou, M.D., Sc.D. President and Chief Executive Officer